UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

INGLES MARKETS, INCORPORATED
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 6676, Asheville, NC 28816
(Address of Principal Executive Offices)

(828) 669-2941
Registrant’s telephone number, including area code

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2014, Ingles Markets, Incorporated (the “Company”) notified the staff of The Nasdaq Stock Market (“NASDAQ”) of the death of Charles E. Russell, a Director of the Company and member of the Audit/Compensation Committee of the Board of Directors.  On September 15, 2014, the Company received notice from NASDAQ that as a result of Mr. Russell’s death, the Company is not in compliance with Listing Rule 5605 which requires the Audit/Compensation Committee to have at least three independent members.  The NASDAQ confirmed that consistent with Listing Rule 5605(c)(4), the Company has a cure period until the earlier of the Company’s next annual shareholders’ meeting or August 28, 2015 to regain compliance.

The Company’s Board of Directors has begun to identify and evaluate candidates to replace Mr. Russell and expects to appoint a new, independent director to serve on the Board of Directors and its Audit/Compensation Committee until the next annual meeting of shareholders scheduled for February 2015, prior to the expiration of the cure period.

Item 8.01          Other Events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date:	September 16, 2014	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Vice President-Finance and Chief Financial Officer